Exhibit 5.1

February 28, 2018

Marin Software Incorporated

123 Mission Street, 27th Floor

San Francisco, CA 94105

Ladies and Gentlemen:

As counsel to Marin Software Incorporated, a Delaware corporation (the “Company”), we have examined the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about February 28, 2018 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 343,746 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), subject to issuance by the Company (a) upon the exercise or settlement of awards granted or to be granted under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) and (b) pursuant to purchase rights to acquire shares of Common Stock granted or to be granted under the Company’s 2013 Employee Stock Purchase Plan (the “Purchase Plan”). The 2013 Plan and the Purchase Plan are collectively referred to in this letter as the “Plans.” At your request we are providing this letter, to express our opinion on the matters set forth below (“our opinion”).

In connection with our opinion expressed here, we have examined originals or copies of the Company’s certificate of incorporation and bylaws, the Plans, certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Plans and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or governmental officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the genuineness of all signatures on documents reviewed by us, the conformity to originals of all documents submitted to us as copies, the legal capacity of all parties executing any documents (other than the Company), the absence of any undisclosed termination, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents by each party thereto other than the Company. We have also assumed that any certificates or instruments representing the Shares, when issued, will be executed by the Company by officers of the Company duly authorized to do so. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Secretary of State of the State of Delaware and representations and certifications made to us by the Company, including, without limitation, representations in an Opinion Certificate addressed to us as of even date herewith that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this letter.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law.

Based upon, and subject to, the foregoing, it is our opinion that when the 343,746 shares of Common Stock that may be issued and sold by the Company (a) upon the exercise or settlement of awards granted or to be granted under the 2013 Plan and (b) pursuant to purchase rights granted or to be granted under the Purchase Plan have been issued and sold by the Company against the Company’s receipt of payment therefor (in an amount and type of consideration not less than the par value per Share) in accordance with the terms (including payment provisions) of the applicable Plan, and have been duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of the holders thereof, such Shares will be validly issued, fully paid and non-assessable.

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We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectuses constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Michael A. Brown
Michael A. Brown, a Partner